EXHIBIT 21

                                           SUBSIDIARIES OF THE REGISTRANT


                                                                       State or Other
                                                                       Jurisdiction of      Percentage
                                                                       Incorporation        Ownership
                                                                       ---------------      ----------
Parent
------
Patapsco Bancorp, Inc.                                                 Maryland               --


Subsidiary (1)
----------

The Patapsco Bank                                                      Maryland            100%


Subsidiaries of The Patapsco Bank (1)
---------------------------------

PFSL Holding Corp.                                                     Maryland            100%

Prime Business Leasing                                                 Maryland            100%

Patapsco Financial Services, Inc.                                      Maryland            100%

----------------
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.